Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Amerityre Corporation

Boulder City, Nevada

We hereby consent to the incorporation by reference in this Registration Statement of Amerityre Corporation of our report, dated September 8, 2006, for the years ended June 30, 2006, 2005 and 2004, and to all other references of our firm included in this Registration Statement on Form S-3.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

May 16, 2007